Exhibit 10.1
FIRST AMENDMENT TO
MASTER LEASE
(__________ MASTER LEASE)
THIS FIRST AMENDMENT TO MASTER LEASE (the “Agreement”) is made as of December 1, 2012 (the “Effective Date”) by and among ____________________ (“Landlord”); ______________________ (collectively, as “Tenant”); and GENESIS HEALTHCARE LLC, a Delaware limited liability company (“Guarantor”), with reference to the following Recitals:

R E C I T A L S:
A.Landlord and Tenant are parties to that certain Master Lease dated as of November 3, 2010 (as amended, modified or revised, the “Lease”), with respect to those certain ___________ facilities identified therein. All initially capitalized terms used herein shall have the same meanings given to such terms in the Lease, unless otherwise defined herein.
B.As further described in that certain Consent and Amendment Agreement dated as of June 20, 2012 (as amended, modified or revised, the “Consent”) between the landlords described therein (including Landlord) and Guarantor, effective as of the Effective Date, a subsidiary of Guarantor has merged with Sun Healthcare Group, Inc., a Delaware corporation, which, prior to the Effective Date, was the direct or indirect parent of each Tenant.
C.As further described in the Consent, as a condition to the effectiveness of Landlord’s consent provided therein, Landlord and Tenant are entering into this Agreement to amend and modify the Lease as more particularly described herein.
D.Also as further described in the Consent, as a condition to the effectiveness of Landlord’s consent provided therein, Guarantor is executing and providing to Landlord that certain Guaranty of Master Lease of even date herewith (the “Guaranty”) pursuant to which Guarantor agreed to guarantee the obligations of Tenant under the Lease arising from and after the Commencement Date thereof.
A G R E E M E N T
NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Lease.
(a)The following defined terms set forth in Section 2.1 of the Lease are hereby deleted in their entirety and substituted with the following:
“Base Rent:
(A)    During the Initial Term, means an annual amount equal to __________ Dollars ($_______); provided, however, that commencing with the second (2nd) Lease Year and continuing each Lease Year thereafter during the Initial Term, the Base Rent shall increase to an annual amount equal to (x) prior to the Merger Date, the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Adjusted CPI Increase, or (y) effective from and after the Merger Date, the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator.
(B)    The Base Rent for the first year of each Renewal Term shall be an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator. Commencing with the second (2nd) Lease Year of any Renewal Term and continuing each Lease Year thereafter during such Renewal Term, the Base Rent shall increase to an annual amount equal to the sum of (i) the Base Rent for the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by the Rent Escalator.”
“Guarantor: Genesis HealthCare LLC, a Delaware limited liability company.”
“Guaranty: That certain Guaranty of Master Lease dated as of the Merger Date made by Guarantor pursuant to which Guarantor has agreed to guaranty the obligations of Tenant under this Master Lease, as the same may be amended, supplemented or replaced from time to time.
(b)The following definitions are hereby added to Section 2.1 of the Lease, inserted therein in alphabetical order with respect to the other definitions appearing therein:
“Merger Date: December 1, 2012.”
“Parent Members”: The direct or indirect beneficial owners of Genesis HealthCare LLC as of the Merger Date.”
“Rent Escalator: Two and one-half percent (2.5%).”
“Term Loan Documents: That certain term loan agreement in the amount of $325,000,000 made by Barclays Bank PLC and the other lenders from time to time named therein to Guarantor or its Affiliate and the other borrowers named therein, together with the other “Loan Documents” as described therein, as each of the foregoing may be amended, modified, revised, restated or refinanced from time to time.”
(c)The definition of “Guarantor’s Credit Agreement” is hereby deleted from Section 2.1 of the Lease.
(d)The following is hereby added to the end of the first sentence of the definition of “Affiliate” appearing in Section 2.1 of the Lease: “provided, however, that when used in respect of Tenant for the purpose of Section 7.3 hereof, the term Affiliate shall only include Genesis HealthCare LLC or a Person that is, directly or indirectly, a wholly owned subsidiary of Genesis HealthCare LLC.”

(e)The words “three (3) years” appearing three times in the third sentence of Section 13.5 of the Lease are hereby amended and restated as follows: “two (2) years”.
(f)Section 16.1(o) of the Lease is hereby amended and restated in its entirety as follows: “From and after the date on which the loan described in the Term Loan Documents is made, an Event of Default (as defined therein) or other default of or breach by Tenant, Guarantor or any of their respective Affiliate occurs under any Term Loan Document, beyond any notice and cure periods expressly set forth therein.”
(g)The final period of Section 16.1(p) of the Lease is hereby deleted, with the following added and substituted in its place and stead: “; and”. The following is hereby added to and made a part of the Lease as new Section 16.1(q) thereof:
“(q)    The occurrence of a non-curable Event of Default as described in Section 23.1(b)(iii).”
(h)Clause (a) of Section 22.1 of the Lease is hereby amended and restated in its entirety as follows:
“change in “control” (as defined in the definition of “Affiliate”) (or similar event, however denominated) with respect to Tenant or Guarantor occurs other than a change of control resulting from (i) an initial public offering of equity in Tenant or Guarantor provided that following such public offering, the Parent Members continue to hold, directly or indirectly, not less than twenty-five percent (25%) of the total outstanding shares of the Tenant and Guarantor, as applicable, and no other Person (together with its Affiliates) holds, directly or indirectly, twenty-five percent (25%) or more of the total outstanding shares of the Tenant and Guarantor, as applicable (ii) transfers of the direct or indirect interests in Tenant or Guarantor to Affiliates thereof or between Parent Members or (iii) transfers of the direct or indirect interests in Tenant or Guarantor, provided that after any such transfers, the Parent Members continue to hold not less than fifty percent (50%) of the total outstanding shares of the Tenant and Guarantor, as applicable;”
(i)The final two (2) sentences of Section 22.1 of the Lease are hereby amended and restated as the following single sentence: “Except as provided in Section 22.3 below, any sublease of any portion of any Facility to any Person or its Affiliates, in one transaction or in a series of transactions, shall be deemed to be a master sublease hereunder.”
(j)The words “ninety-five (95) days” appearing in section 23.1(b)(i) of the Lease are hereby amended and restated as follows: “ninety (90) days”.
(k)Sections 23.1(b)(ii) and (iii) of the Lease are hereby amended and restated in their entirety as follows:
“(ii)    Within fifty (50) days after the end of each of Tenant’s Fiscal Year quarters, a copy of Guarantor’s Financials for such period; provided, however, in the event that Guarantor becomes a registrant under the Securities Exchange Act of 1934, as amended, Tenant and/or Guarantor shall provide to Landlord the same information that Guarantor files with the SEC on Form 10-Q and Form 10-K concurrently with the filing by Guarantor of such quarterly and annual reports;

(iii)    Such quarterly and annual financial statements and reports to Landlord within such time periods (which shall not be more than three (3) days prior to the due date for filing such reports with SEC (the “Reporting Outside Date”)) and containing such financial information and disclosures (and corresponding consent of Guarantor’s auditors to incorporation or inclusion of Guarantor’s audited financial statements in the registration statements of Landlord or its subsidiaries) as may reasonably be determined by Landlord to be required to comply with and/or be filed with the SEC in connection with Sabra’s quarterly and annual SEC reporting obligations under both the Securities Act and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10‑Q Quarterly Reports, 10‑K Annual Reports and registration statements to be filed by Landlord during the Term of this Master Lease. Tenants’ or Guarantor’s failure to provide such financial information no later than the Reporting Outside Date shall constitute a non-curable Event of Default under this Master Leases unless (i) such failure does not materially adversely affect Landlord (it being agreed that the occurrence of either of the following will automatically be deemed to have such a material adverse effect: (A) the loss of Form S-3 eligibility or (B) if, as a result of Tenants’ or Guarantor’s failure to provide such financial information no later than the Reporting Outside Date, a default occurs under Sabra’s revolving credit facility resulting in an inability to make draws thereunder, unless such default is cured within three (3) business days); (ii) Tenant has been using, and continues to use, diligent efforts to cause the financial statements to be delivered as soon as practicable and (iii) Tenant shall (A) reimburse Sabra for three (3) times the actual reasonable out-of-pocket costs and expenses incurred by Sabra that arise from Tenants’ or Guarantor’s failure to provide such financial information no later than the Reporting Outside Date and (B) for each day Tenants’ or Guarantor’s reports are delivered to Sabra after the Reporting Outside Date, Tenant shall pay Sabra Ten Thousand Dollars ($10,000). The amounts payable in accordance with the immediately preceding sentence shall be paid by Tenant to Landlord in immediately available funds on a rolling two (2) week basis following the Reporting Outside Date. Landlord, at Tenant's request, shall be obligated to cooperate with Tenant in an effort to prevent the loss of Form S-3 eligibility by requesting appropriate extensions and/or waivers provided that (x) Landlord will only be obligated to cooperate at Tenant's sole cost and expense, (y) Landlord's failure to obtain any such extension and/or waiver notwithstanding its cooperation shall not excuse or in any way limit is rights with respect to the applicable Event of Default, and (z) once Landlord requests any such extensions and/or waivers at Tenant's request with respect to any year, it shall not be required to request any such extensions and/or waivers for any one or more of the succeeding 3 years.”
(l)Section 23.1(b)(viii) of the Lease is hereby amended and restated in its entirety as follows: “Within ten (10) Business Days after Tenant’s receipt of a written request from Landlord, copies of all Medicaid and other governmental third-party payor rate letters and/or provider agreements;”.
(m)The word “and” is hereby deleted as the last word of Section 23.1(b)(vii) of the Lease. The final period of Section 23.1(b)(viii) of the Lease is hereby deleted, with the following added and substituted in its place and stead: “; and”. The following is hereby added to and made a part of the Lease as new Section 23.1(b)(ix) thereof:
“(ix) To the extent not otherwise required pursuant to Sections 23.1(b)(v) and 23.1(b)(vi), Tenant shall provide to Landlord within ten (10) days after Tenant’s receipt thereof, copies of any and all notices, reports, surveys and other correspondence received by Tenant from any governmental authority concerning: (a) material violations of the Facilities’ or Tenant’s permits or approvals or any other governmental requirements applicable thereto; (b) the termination or non-renewal of any of such material permits or approvals; or (c) any governmental investigation or inquiry involving fraud committed by Tenant or Guarantor or by any person in connection with the operation of any Facility.”
2.Affirmation of Obligations.
(a)    Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its obligations under the Lease (as modified hereby) and all other documents executed by such party in connection therewith.
(b)    Notwithstanding the modifications to the Lease contained herein, Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein, shall mean such Lease or such terms or conditions as modified by this Agreement.
3.Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
4.Incorporation of Recitals. The Recitals to this Agreement are incorporated hereby by reference.
5.Counterparts. This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.
6.Attorneys’ Fees. Tenant hereby agrees to reimburse Landlord, within fifteen (15) days of written demand therefor, for all reasonable attorneys’ fees and costs incurred by Landlord in connection with the preparation and negotiation of this Agreement. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys’ fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.
7.Effect of Amendment. Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Lease, the terms of this Agreement shall govern and prevail.
8.Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.TENANT:
[INSERT APPLICABLE SIGNATURE BLOCKS FOR TENANT ENTITIES.]

GUARANTOR:
GENESIS HEALTHCARE LLC,
a Delaware limited liability company

By:
Name:    Michael S. Sherman
Title:    Senior Vice President

LANDLORD:
[INSERT APPLICABLE SIGNATURE BLOCKS FOR LANDLORD ENTITIES.]